SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2004

IMCO RECYCLING INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor Blvd., Suite 1500 Central Tower at Williams Square Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 401-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On October 29, 2004, IMCO Recycling Inc. issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, announcing the pricing of a private, unregistered institutional offering of $125 million aggregate principal amount of its Senior Notes due 2014 to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act and to persons outside of the United States.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered and sold, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities to be offered and sold have not been registered under the Securities Act or the securities or blue sky laws of any jurisdiction and, unless registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any other jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCO RECYCLING INC.

Dated: October 29, 2004	/s/ Robert R. Holian
Robert R. Holian Senior Vice President and Controller

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated October 29, 2004.